Exhibit 10.14

DOMAIN LICENSE AGREEMENT

ENTERED INTO BY AND BETWEEN

Happy Hour Solutions Ltd.

AND

HR Entertainment Ltd.

THIS SERVICES AGREEMENT (“Agreement”) is entered into this 1st of January 2022 BY AND BETWEEN:

(1)          Happy Hour Solutions Ltd., a company registered in Cyprus with registration number 419393 and whose registered office is at Chytron 3, Office 301, 1075 Nicosia, Cyprus (“Licensee”); and

(2)          HR Entertainment Ltd., a company registered in British Virgin Islands with registration number 2072266 whose registered office is at 1st floor, Columbus Centre, P.O. 2283, Road Town, Tortola, British Virgin Islands (“Licensor”);

(3)          Licensor and Licensee are jointly referred to as the “Parties”.

CONSIDERING:

The parties acknowledge the following conditions are met and in order to establish this Agreement:

1)           HAPPY HOUR SOLUTIONS is a company providing Gaming Software, Provision of Software for Casino and Live Games and Related Services, all PSP and Merchant Account activities, Product Management Tools, Technical Platform Solutions, Product Design, Graphic Design, Custom Development, Product Strategy, Product Operations, Hosting & Cloud Services, Customer Services, BI Analytics & Reporting, Management accounting, Management Information Systems;

2)           HAPPY HOUR SOLUTIONS has the necessary know how and specialist staff to provide this kind of services to HR ENTERTAINMENT.

3)           HAPPY HOUR SOLUTIONS holds a license of the Tax and Customs Board of the Republic of Estonia with license number HKT000063 to organize games of chance on the domain www.highroller.com.

4)           HR ENTERTAINMENT holds the domain rights on www.highroller.com.

Both Parties agree on this DOMAIN LICENSE AGREEMENT and the following CLAUSES:

1.	The License

1.1         Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, solely in the Territory, an exclusive, personal, non-transferable license, without the right to sublicense, to use the Domain www.highroller.com and the Highroller Trademark as part of the domain, provided that such domain names may be used only in connection with Licensees’ Casino Business;

1.2 The Licensor shall maintain the Domain and bear all costs involved with maintaining the protection of the Domain, amongst other things, the renewal costs for the Domain.

2.	Territories

2.1	The Licensee shall operate the Domain www.highroller.com only in the following territories and take all steps to coordinate the access rights with other licensees of the domain to ensure that access to the Licensee’s casino operated under the Estonian license is limited to the territories at all times.
2.2	Territories are but not limited to: New Zealand, Ireland (excluding Northern Ireland), Finland, Estonia and Canada (excluding Ontario).

3.	Warranties

3.1          Licensor hereby warrants, as of the date hereof, that:

(i)           it is the sole and legal and registered owner of the Domain and has the full legal right to grant the License to the Licensee;

(ii)          Licensor, or any of its group companies, has no arrangements or understandings with third parties which restricts the ability of the Licensor to grant the License in the territories;

(iii)         there is no litigation, proceeding or claim of any nature pending or threatened which relate in any way to the Domain.

3.2         Except for the warranties stated in Section 3.1, no representation, condition or warranty whatsoever is made or given by or on behalf of the Licensor or its group companies with respect to the Domain and all conditions and warranties relating thereto (including as to validity or fitness for any purpose), whether arising by operation of law or otherwise, are expressly excluded and the Licensee shall bear complete and exclusive responsibility for any acts or omissions connected with its use of the Domain.

3.3          Licensee hereby warrants that it shall use its best efforts to commercialize the new gaming brand on the Domain.

4.	Compensation

The license granted under this Agreement is royalty free and no fees or other payments are due other than the expenses occurred by HAPPY HOUR SOLUTIONS who will deliver an Expenses Report to HR ENTERTAINMENT, which will include in detail each expense incurred by HAPPYHOUR SOLUTIONS in providing the services requested by HR ENTERTAINMENT.

5.	Term and Termination

5.1  This Agreement shall enter into force when signed by both Parties and remain in force until 31st December 2022 but may be extended by mutual agreement of the Parties.

5.2          Notwithstanding the above, this Agreement may be terminated with immediate effect by the Licensor:

(a)          if the Licensee commits a material breach of its obligations under this Agreement or the Joint Venture Agreement and such failure is not remedied within thirty (30) days of written notice to do so; or

(b)          if the Licensee fails to perform its obligations under 3.3; or

(c)          if the Licensee should become insolvent, enter negotiations on composition with its creditors or if a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors.

(d)          If the Licensee’s gambling license is suspended or revoked.

6.	Governing Law and Dispute Resolution

This Agreement shall be deemed to have been made in Cyprus and its construction, validity and performance shall be governed in all respects by Cyprus law.

All disputes in connection with this Agreement and the execution thereof shall be settled by amicable negotiation and friendly discussions between the Parties. In the event that no settlement can be reached, all disputes, differences or questions at any time arising between the Parties as to the construction of the Agreement or as to any matter or thing arising out of the Agreement or in any way connected therewith shall be referred to the arbitration of a single arbitrator who shall be agreed upon between the Parties or in default of an agreement within twenty-one days of the service upon on part of a written request to concur in such an appointment, shall be appointed by the Arbitration Service Department of the Cyprus Chamber of Commerce and Industry.

The arbitration shall be made in accordance with the Cyprus Arbitration Lax, cap 4 and any statutory modification or re-enactment thereof for the time being in force.

7.	CONFIDENTIALITY

Licensee shall not disclose, publish, or disseminate confidential Information to anyone other than those of its employees or others with a need to know, and Licensee agrees to take reasonable precautions to prevent any authorized use, disclosure, publication, or dissemination of Confidential Information. Licensee agrees not to use Confidential Information otherwise for its own or any third party' s benefit without the prior written approval of an authorized representative of Licensee in each instance.

Parties shall not disclose the contents of this Agreement to any third party who is not bound to maintain confidentiality between the parties.

8.	GENERAL PROVISIONS

8.1          Notices

Unless otherwise provided in this Agreement, any notice provided for under this Agreement shall be in writing and shall be sufficiently given if delivered personally, or if mailed by prepaid registered post which shall be deemed received upon the actual de livery to the recipient addressed to the parties at their respective addresses set forth below or at such other addresses as may be specified from time to time by notice:

To: HAPPY HOUR SOLUTIONS:

Chytron, 3, Office 301, 1075 Nicosia, Cyprus Email: legal@happyhour.io

To: HR ENTERTAINMENT

1st floor, Columbus Centre, P.O. 2283, Road Town, Tortola, British Virgin Islands Email: legal@highroller.com

8.2          Parties to Act Reasonably

The parties agree to act reasonably in exercising any discretion, judgment, approval or extension of time that may be required to affect the purpose and intent of this Agreement. Whenever the approval or consent of a party is required under this Agreement, such consent shall not be unreasonably withheld or delayed.

8.3          Governing Law

This Agreement and all Schedules shall be governed by and construed in accordance with the laws of Cyprus and HR ENTERTAINMENT hereby agrees to the exclusive jurisdiction of the courts of Cyprus notwithstanding any other provision expressed or implied in this Agreement.

8.4          Captions

Captions or descriptive words at the commencement of the various sections are inserted only for convenience and are in no way to be construed as a part of this Agreement or as a limitation upon the scope of the particular section to which they refer.

8.5          Waiver

No condoning, excusing or waiver by any party hereto of any default, breach of non- observance by any other party hereto, at any time or times with respect to any covenants or conditions herein contained, shall operate as a waiver of that party' s rights hereunder with respect to any continuing or subsequent default, breach or non-observance, and no waiver shall be inferred from or implied by any failure to exercise any rights by the party having those rights.

8.6          Further assurance

Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further acts and other things as may be necessary to implement and carry out the intent of this Agreement.

8.7          Severability

If any part of this Agreement is unenforceable because of any rule of law or public policy, such unenforceable provision shall be severed from this Agreement, and this severance shall not affect the remainder of this Agreement.

8.8          Force Majeure

Neither party shall be liable to each other for any delay or failure to perform any material obligation under this Agreement, if the delay or failure is due to an event or events beyond its reasonable control including, but not limited to, war, strikes, fires, floods, Acts of God, governmental restrictions or changes, power slowdowns or failures, computer slowdowns or failures, software slowdowns or failures or damage or destruction of any network facilities or servers.

8.9 Counterparts

This Agreement is executed in two (2) counterparts, one for HR ENTERTAINMENT, one for HAPPY HOUR SOLUTIONS.

IN WITNESSTHEREOF the parties hereto have hereunder executed this Agreement as of the day, month, and year first above written.

Signatures

Name: Angeliki Panari

Happy Hour Solutions Ltd.

Chytron, 3

Office 301

1075 Nicosia Cyprus

Name: Maricel Vai

HR ENTERTAINMENT Ltd.

ABM Corporate Services Ltd, 1'1 floor, Columbus Centre,

P.O. Box 2283, Road Town, Tortola,

British Virgin Islands